NATIONAL PROPERTIES CORPORATION
4500 Merle Hay Road
Des Moines, Iowa 50310

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 16, 1997


NOTICE IS HEREBY GIVEN, that the Annual Meeting of Stockholders of National Properties Corporation will be held at the offices of the Company, 4500 Merle Hay Road, Des Moines, Iowa, on Friday, May 16, 1997, at 10:00 a.m., Des Moines time, for the following purposes.

(a)	Election of one nominee to the Board of Directors;

(b)	Approval of the appointment of Northup, Haines, Kaduce, Schmid, Macklin,
P.C., as independent certified public accountants for the Company; and

(c)	Transacting such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The Board of Directors has fixed the close of business on April 11, 1997, as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

You are cordially invited to attend the meeting. Whether or not you plan to attend, however, please sign, date and return the enclosed proxy at your earliest convenience in the enclosed return envelope.

BY ORDER OF THE BOARD OF DIRECTORS



KRISTINE M. FASANO

Secretary

Des Moines, Iowa
April 25, 1997



VOTING YOUR PROXY IS IMPORTANT
------------------------------

The Company has approximately 800 stockholders. To assure a proper representation at the meeting, each stockholder is requested to promptly complete and return the enclosed proxy, using the accompanying addressed envelope.

PROXY STATEMENT

NATIONAL PROPERTIES CORPORATION
ANNUAL MEETING OF STOCKHOLDERS
May 16, 1997


This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of National Properties Corporation (the "Company") for use at the annual meeting of stockholders to be held at the offices of the Company, 4500 Merle Hay Road, Des Moines, Iowa, at 10:00 a.m., Des Moines time, on Friday May 16, 1997, and at any adjournments thereof.

SHARES OUTSTANDING AND VOTING RIGHTS
On April 11, 1997, the record date for determination of stockholders entitled to notice of and to vote at the annual meeting, the Company had outstanding 445,845 shares of Common Stock, which is the only voting security of the Company. Holders of the Common Stock are entitled to one vote on a noncumulative basis for each share held on the record date in the election of directors and on any other matters brought before the meeting. Any person giving a proxy has the right to revoke it at any time before it is voted by written notice to the Secretary. All shares represented by effective proxies on the enclosed form, received by the Company, will be voted at the meeting or any adjourned session thereof in accordance with the terms of such proxies.

To the Company's knowledge, the following persons owned or may be deemed to have beneficial ownership or control of, by virtue of actual or attributed voting rights or investment powers, more than 5% of the outstanding shares of Common Stock of the Company:

                                    Number of Shares
                                    In which Voting
                                    Rights or
                        Number      Investment Power               Percentage
                        of Shares   May  Be Deemed       Total     of Shares
Name                    Owned       To Exist             Shares    Outstanding
---                     --------    ---------------      ------    -----------

Raymond Di Paglia (2)
(as of April 1, 1997)    131,000      89,300(1)         220,300(1)      49.31%
4500 Merle Hay Road
Des Moines, Iowa 50310

Robert W. Guely
(as of April 1, 1997)    37,900(3)    37,900(3)          37,900(3)       8.49%
4500 Merle Hay Road
Des Moines, Iowa 50310

I. Wistar Morris III
(as of August 1, 1996)   26,794(4)    26,794(4)          26,794(4)       6.00%
200 Four Falls Corp. Center, Suite 208
W. Conshohocken, PA 19428

(1)	Includes 3,300 shares which are held as trustee for the benefit of two of his children, 1,000 shares which were purchased and are owned by his wife, and 85,000 shares which are held as trustee of a testamentary trust created under his father's will. Mr. Di Paglia disclaims beneficial ownership and control of these shares, except to the extent of his beneficial interest in the testamentary trust.

(2)	Mr. Di Paglia may be deemed to be a controlling person of the Company.

(3)	These shares are held by two trusts of which Mr. Guely serves as trustee and is a beneficiary.

(4)	As reported on Schedule 13D filed with the Securities and Exchange
Commission as of August 1, 1996.

ELECTION OF DIRECTOR
Nominee

The Restated Articles of Incorporation provide for the classification of the terms of the directors, and each director is elected to a three-year term. At the 1997 annual meeting, one director is to be elected. The Board of Directors has nominated Raymond Di Paglia for election to a term which will expire in the year 2000. Unless otherwise indicated on any proxy, the proxies being solicited by the Board of Directors will be voted for Mr. Di Paglia, who presently serves as a director. If Mr. Di Paglia becomes unable to accept nomination or election for any reason, an event which the Board of Directors does not anticipate, the enclosed proxy will be voted for such other person as may be determined by the holders of such proxy.

The nominee for election, and the names and terms of office of those directors whose terms do not expire at the annual meeting, are:

THE NOMINEE	THE C0NTlNUlNG DIRECTORS
------------------------------------
Term Expiring 2000            Term Expiring 1998            Term Expiring 1999
------------------            ------------------            ------------------

Raymond Di Paglia             William D. Buzard             Kristine M. Fasano
                              Robert E. Combs               Robert H. Jamerson

INFORMATION ABOUT THE NOMINEE, THE CONTINUING DIRECTORS AND THE EXECUTIVE
OFFICERS

The Nominee and the Continuing Directors
                                                                    Percentage
                                                            Shares          of
Name, Age                Principal Occupation  Director Beneficial outstanding
and Position             During Past Five Years Since     Owned(1)      Shares
------------             ---------------------  -----     --------    --------

Raymond Di Paglia, 67    President of the Company  1960   220,300(2)    49.31%
 President and Director(4)
Robert E. Combs, 81       Retired                  1965    11,000(3)     2.46%
 Director(6) * Laguna Hills, CA
William D. Buzard, 72    Veterinarian
                         until retirement          1968     8,225(5)     1.84%
Director(6)              in 1977, Rogers, Arkansas
Robert H. Jamerson, 64   Staff architect
                         Kirk Gross Co             1965      1,460        .33%
 Director(6)            (bank building developer)
                         Waterloo, Iowa
Kristine M. Fasano, 45   Secretary-Treasurer and   1979      3,000        .67%
 Secretary, Treasurer, and Company Attorney
 Director(4)

All executive officers and
directors as a group  (6 persons)                            281,88     63.10%

(1)	As of April 1, 1997.

(2)	Mr. Di Paglia disclaims beneficial ownership of a portion of such shares. See Note 1 to the table on page 1.

(3)	These shares are held in three trusts of which Mr. Combs serves as sole trustee. Mr. Combs disclaims beneficial interest of 8,500 shares held in two trusts for the benefit of his two children.

(4)	Kristine M. Fasano is the daughter of Raymond Di Paglia.

(5)	Dr. Buzard disclaims beneficial ownership of 4,000 shares held by his wife.

(6)	Members of the Audit Committee of the Board of Directors.

Mr. Combs died April 16, 1997. The vacancy will not be filled; the Board of Directors, having amended the By-Laws, reduced the number of directors to four
(4) at its meeting on April 18, 1997.


Other Executive Officer

Robert W. Guely, age 80, has been employed by the Company since 1960, and serves as Vice President and principal financial officer.

The Board of Directors and Committees of the Board

The corporate powers of the Company are exercised by or under the authority of, and the business affairs of the Company are managed under the direction of the Board of Directors. During 1996, the Board of Directors held twelve regular meetings. In carrying out its responsibilities, the Board of Directors has established an Audit Committee, the membership of which is indicated in the above table. Each director attended more than 75% of the meetings of the Board and any committee on which such director served in 1996.

The duties of the Audit Committee, which met twice during 1996, are to recommend to the Board of Directors the selection of the independent auditors; consult with the auditors prior to and at the conclusion of the annual audit with respect to matters of interest to the Committee; review with the auditors the adequacy of internal controls, accounting personnel and proposed changes in accounting policies; review with the auditors and management any comments or recommendations from the auditors with respect to accounting procedures; and approve the type, scope and costs of services to be performed by the auditors. During its 1996 meetings, the Audit Committee approved the type, scope and costs of services to be performed by the auditors and reviewed the adequacy of internal controls.

Compensation of Executive Officers

The following table sets forth the annual compensation of the President and Chief Executive Officer of the Company for each year of the 3-year period ended December 31, 1996.

Summary Compensation Table

Name and Position    Year      Salary
-------------------  ----     -------
Raymond DiPaglia     1996     108,105
President & Chief    1995     104,753
Executive Officer    1994     102,098


Mr. Di Paglia is employed under a ten-year contract which is automatically renewed each year in the absence of action to the contrary by the Board of Directors. His compensation is subject to increase dependent upon changes in the consumer price index. In the event the Company should terminate Mr. Di Paglia's employment, other than for disability or for cause, he shall be entitled to receive (without offset by earnings from subsequent employment) his then annual compensation for the unexpired term (presently ten years) of the contract, payable, at his election, monthly over such period (presently $1,081,050 payable in 120 monthly installments) or in a lump sum discounted to present value (presently $742,515). The Company shall be deemed to have terminated the contract for the foregoing purposes in the event of Mr. Di Paglia's determination made in good faith that, as a result of a change of control of the Company, and a change in the circumstances which thereafter significantly affect his position, he is unable to carry out the authorities, powers and duties attached to this position. A change in control would be deemed to have occurred upon the acquisition by a person (or group of persons acting in concert), other than Mr. Di Paglia, of over 50% of the Common Stock of the Company, or a significant change in the composition of the Board of Directors without the concurrence of the present directors. A termination would also be deemed to occur in the event a successor to the Company in a business combination did not assume the employment contract.

The Company has a profit-sharing plan qualified under Section 401 of the Internal Revenue Code under which employees of the Company, including three executive officers, may receive benefits upon retirement. Under the plan, the Company contributes the lesser of 15% of the compensation of the participating employees, or 5% of the pre-tax profits of the Company for such year (excluding any capital gains or losses). All employees are eligible to participate upon meeting certain requirements. Plan participants vest at the rate of 10% annually for the first two years and 20% annually for the next four years of service. Benefits are payable at normal retirement age 65 under a variety of payment options upon disability, and upon termination of service before normal retirement age in specified circumstances. For the year ended December 31, 1996, the Company contributed $36,166 to the plan, of which $16,111 was credited to Raymond Di Paglia, and $11,525 was credited to two other executive officers of the Company. Because amounts contributed to the plan in the future will be dependent upon future profits, it is not possible to presently estimate the amount of benefits which may be payable to the executive officers of the Company upon retirement.

Compensation of Directors

Directors' fees of $1,000 were paid for each meeting attended in 1996 to the directors who were not also employees of the Company. No compensation was paid for service on the Audit Committee.


APPROVAL OF APPOINTMENT OF ACCOUNTANTS

The Board of Directors of the Company has selected Northup, Haines, Kaduce, Schmid, Macklin, P.C., as independent certified public accountants to provide auditing services to the Company for the year 1997. This firm provided the 1996 audit services for the Company, and is believed by the Board of Directors to be well qualified to continue this service. A representative of the firm is expected to be present at the meeting to respond to appropriate questions, and to make a statement if such representative desires to do so. The approval of the selection of Northup, Haines, Kaduce, Schmid, Macklin, P.C., is being submitted to the stockholders at the meeting. The Board of Directors recommends approval of this appointment. If such appointment is not approved, the Board of Directors will appoint other auditors deemed suitable by it.

The Board of Directors recommends a vote FOR the proposal to approve the appointment of Northup, Haines, Kaduce, Schmid, Macklin, P.C. The enclosed proxy will be so voted unless a contrary specification is made.


SHAREHOLDER PROPOSALS

Shareholder proposals intended to be presented at the 1998 annual meeting must be received by the Company for inclusion in its proxy soliciting materials relating to such meeting no later than December 24, 1997.

Under the Bylaws of the Company, any stockholder who wishes to nominate a candidate for director is required to notify the Secretary of the Company in writing of such intention at least 90 days in advance of the annual meeting. Such notice must set forth specified information about the candidate. A copy of the Bylaws prescribing such information may be secured from the Secretary.


OTHER BUSINESS

The Board of Directors is not aware of any other business which will come before the meeting. If any other business should come before the meeting, the persons named in the accompanying proxy will vote on it according to their best judgment.


COST AND METHOD OF PROXY SOLICITATION

The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, arrangements have been made with brokerage houses, nominees and other custodians and fiduciaries to send the proxy material to their principals, and the Company will reimburse them for their expenses in doing so. Proxies may also be solicited personally or by telephone or telegraph by the directors and officers without additional compensation.

By Order of the Board of Directors


KRISTINE M. FASANO

Secretary

Des Moines, Iowa
April 25, 1997




PROXY NATIONAL PROPERTIES CORPORATION
Solicited on Behalf of the Board of Directors

The undersigned hereby appoints RAYMOND Dl PAGLIA, ROBERT H. JAMERSON AND KRISTINE M. FASANO, or any one or more of them, with full power of substitution, attorneys and proxies to represent the undersigned at the Annual Meeting of Stockholders of NATIONAL PROPERTIES CORPORATION, to be held on May 16, 1997, at 4500 Merle Hay Road, Des Moines, Iowa, and at any adjournments thereof, with all power which the undersigned would possess if personally present, and vote all shares of stock which the undersigned may be entitled to vote, as designated on reverse side.

The proxies are instructed to vote as indicated on the other side. Where no indication is shown, they are to vote FOR items 1 and 2. In addition, they may vote in their discretion on such other matters as may properly come before the meeting.

(Please mark this Proxy and sign and date it on the reverse side hereof, and return it in the enclosed envelope-)

The Board of Directors recommends a vote FOR Items  (1) and (2).
I plan to attend
the meeting          0

1.	Election of Director, Nominee: RAYMOND DI PAGLIA

For                        withhold
nominee                    authority

 0                            0

2.	Proposal to approve the appointment of Northup, Haines, Kaduce, Schmid,
Macklin, P.C. as independent Certified Public Accountants.

FOR         AGAINST       ABSTAIN

 0            0              0        PLEASE NOTE ANY CHANGE 0F ADDRESS

Dated: ______________________________, 1997
Signature of shareholder(s)

Please date, sign exactly as name(s) appear hereon and return in the enclosed envelope (Do not print). Fiduciaries, please add title